EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File numbers 333-29617, 333-41397, 333-47645, 333-89343, 333-36738, 333-52886, 333-59702, 333-110828 and 333-114449) and Form S-8 (File numbers 333-24863, 333-52856, 333-69478, 333-71879, 333-71985 and 333-106854) of our report dated September 15, 2004 relating to the consolidated financial statements of Alexion Pharmaceuticals, Inc., which appears in this Form 10-K.

/s/ PriceWaterhouseCoopers, LLP

Hartford, Connecticut

September 24, 2004